As filed with the Securities and Exchange Commission on October 22, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

LYCIA THERAPEUTICS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	2836	84-3860514
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

400 East Jamie Court, Suite 200
South San Francisco, California 94080
(650) 392-3357
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aetna Wun Trombley, Ph.D.
President and Chief Executive Officer
400 East Jamie Court, Suite 200
South San Francisco, California 94080
(650) 392-3357
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Effie Toshav, Esq. Amanda Rose, Esq. Chelsea Anderson, Esq. Fenwick & West LLP One Front Street 33rd Floor San Francisco, California 94111 (415) 875-2300	Charles S. Kim, Esq. Denny Won, Esq. Kristin VanderPas, Esq. Dave Peinsipp Cooley LLP 10265 Science Center Drive San Diego, California 92121 (858) 550-6000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-299300
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Lycia Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-299300), which the Registrant originally filed with the Commission on October 5, 2026 and subsequently amended on October 20, 2026 (as so amended, the “Prior Registration Statement”), and which the Commission declared effective on October 22, 2026.
The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 3,381,000 shares, 441,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional shares of common stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table (Exhibit 107) contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.
The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Fenwick & West LLP.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-1 filed on October 5, 2026 (Registration No. 333-299300)).
107	Filing Fee Table.

*Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on the 22nd day of October, 2026.

LYCIA THERAPEUTICS, INC.

By:	/s/ Aetna Wun Trombley, Ph.D.
Aetna Wun Trombley, Ph.D.
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aetna Wun Trombley, Ph.D.	President, Chief Executive Officer and Director	October 22, 2026
Aetna Wun Trombley, Ph.D.	(Principal Executive Officer)

/s/ Amy Bachrodt	Chief Financial Officer	October 22, 2026
Amy Bachrodt	(Principal Financial and Accounting Officer)

*	Chair and Director	October 22, 2026
William J. Rieflin

*	Director	October 22, 2026
Laurent Fischer, M.D.

*	Director	October 22, 2026
Jane Pritchett Henderson

*By:	/s/ Aetna Wun Trombley, Ph.D.
Aetna Wun Trombley, Ph.D.

Attorney-in-Fact